UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Omnibus Extension of Certain Debt Instruments

On April 7, 2024, the Hall of Fame Resort & Entertainment Company (the “Company”) and HOF Village Newco, LLC (“Newco,” and collectively with the Company “Borrower”) entered into a formal omnibus extension of certain debt instruments, effective March 31, 2024 (“Omnibus Extension”) with CH Capital Lending, LLC, a Delaware limited liability company (“CHCL"), IRG, LLC, a Nevada limited liability company (“IRGLLC”), JKP Financial, LLC, a Delaware limited liability company (“JKP”), and Midwest Lender Fund, LLC, a Delaware limited liability company (“MLF” individually; IRGLLC, CHCL, JKP, and MLF referred to collectively as “Lenders”). The impacted agreements include the following, as amended from time to time (collectively, “IRG Debt Instruments”):

i)	Joinder and First Amended and Restated Secured Cognovit Promissory Note, dated effective November 7, 2022, payable to CHCL, in the original principal amount of $10,504,940,89 (“CHCL Term Loan”);

ii)	Second Amended and Restated Secured Promissory Note, dated effective November 7, 2022, payable to CHCL, in the original principal amount of $8,786,700.61 (“CHCL Bridge”);

iii)	Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective November 7, 2022, payable to IRGLLC, in the original principal amount of $4,273,543.46 (“IRG Split Note”);

iv)	Secured Cognovit Promissory Note, dated effective November 7, 2022, payable to JKP, in the original amount of $9,097,203.95 (“JKP Promissory Note”);

v)	Joined and Second Amended and Restated Secured Cognovit Promissory Note, dated effective November 7, 2022, payable to JKP, in the original principal amount of $4,273,543.46 (“JKP Split Note”); and

vi)	Secured Cognovit Promissory Note, dated November 7, 2022, payable to MLF, in the original principal amount of $4,000,000.00 (“MLF Note”).

Stuart Lichter, a director of the Company, is President of IRGLLC and MLF and a director of CHCL.

The Borrower provided timely notice of its intention to exercise the option to extend the maturity date of the IRG Debt Instruments on January 30, 2024. Pursuant to the Omnibus Extension, the parties agreed (i) to modify the maturity date for the IRG Debt Instruments from March 31, 2024 to March 31, 2025; (ii) Borrower will pay Lenders an extension fee equal to one percent (1%) of the outstanding principal balance for each of the IRG Debt Instruments, such fee to be capitalized and added to the outstanding principal balance for each instrument; and (iii) all interest due on the IRG Debt Instruments shall continue to accrue until the extended maturity date at the rates set forth and subject to all other terms and conditions of the respective debt instruments.

A copy of the Omnibus Extension is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Omnibus Extension does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Equity Distribution Agreement Amendment

On April 8, 2024, Hall of Fame Resort & Entertainment Company (the “Company”) and Wedbush Securities Inc. (“Wedbush”) and Maxim Group LLC (“Maxim” and, together with Wedbush, the “Agents”) entered into an Amendment No. 2 to the Equity Distribution Agreement, dated as of September 30, 2021, as amended by Amendment No. 1 dated October 6, 2023, among the Company and Wedbush and Maxim (the “Equity Distribution Agreement Amendment”) pursuant to which the Company may offer and sell shares of Common Stock from time to time through Wedbush and Maxim in an “at the market offering” (the “ATM Facility”). The Equity Distribution Agreement Amendment was effective immediately and increased the compensation to which the Agents are entitled from up to 2.0% to up to 4.0% of the aggregate gross offering proceeds of the shares of Common Stock sold pursuant to the equity distribution agreement. As part of the Equity Distribution Agreement Amendment, the Company also agreed to reimburse the Agents for certain specified expenses, including the reasonable fees and disbursements of its legal counsel not to exceed an agreed upon cap. The Company will have the ability to offer and sell the remaining shares of Comon Stock that are covered by the ATM Facility having a maximum aggregate gross sales price of up to $14,661,873. A copy of the Equity Distribution Agreement Amendment is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Equity Distribution Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
1.1	Amendment No. 2 to Equity Distribution Agreement, dated April 8, 2024, by and among Hall of Fame Resort & Entertainment Company, and Maxim Group LLC and Wedbush Securities Inc.
10.1	Omnibus Extension of Debt Instruments, dated April 7, 2024, by and among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, as borrowers, and CH Capital Lending, LLC, IRG, LLC, JKP Financial, LLC, and Midwest Lender Fund, LLC as lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: April 8, 2024

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